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                                                                     Exhibit 4.1

                                 SUPERGEN, INC.
                          REGISTRATION RIGHTS AGREEMENT

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                  THIS REGISTRATION RIGHTS AGREEMENT (this "Registration Rights
Agreement") is entered into as of the 15th day of December, 1999, by and among SUPERGEN, INC., a Delaware corporation (the "Company"), and AVI BIOPHARMA, INC., an Oregon corporation ("Investor"), in connection with the purchase of certain shares of the Company's common stock (the "Common Shares") under the terms of that certain Subscription Agreement of even date herewith (the "Subscription Agreement"). The Common Shares shall be referred to hereinafter as the "Registrable Securities."



                                    RECITALS

                  WHEREAS, the Company proposes to sell the Shares pursuant to the Subscription Agreement;

                  WHEREAS, as a condition of entering into the Subscription Agreement, the Investor has requested that the Company extend to it certain registration rights and other rights as set forth below; and

                  WHEREAS, promptly after the Closing under the Subscription Agreement, the Company shall file a registration statement with the Securities and Exchange Commission relating to the Shares.

                  NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Registration Rights Agreement and in the Subscription Agreement, the parties mutually agree as follows:

             1. DEFINITIONS. As used in this Registration Rights Agreement the following terms shall have the following respective meanings:

                  "CLOSING" has the meaning ascribed thereto in the Subscription Agreement.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  "REGISTRABLE SECURITIES" means the Shares.


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                  "REGISTRATION STATEMENT" means any registration statement of the Company that covers the Shares pursuant to the provisions of this Registration Rights Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference or deemed to be incorporated by reference therein.

                  "SEC" or "COMMISSION" means the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         2.       REGISTRATION OF SHARES.

                  2.1 REGISTRATION STATEMENT. Promptly after the Closing, the Company shall prepare and file with the Commission a Registration Statement on Form S-3 pursuant to Rule 415 under the Securities Act. In addition, the Company shall:

                           (a) Use its best efforts to cause such Registration
Statement to become effective as promptly as practicable after the Closing and to keep such Registration Statement continuously effective for a period of two years following the date on which the Registration Statement becomes effective under the Securities Act, or such shorter period ending on the earlier of the date (i) when all Registrable Securities covered by this Registration Statement have been sold or (ii) when all Registrable Securities covered by the Registration Statement may be sold without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act (and are not restricted as to volume) (the "Registration Period").

                           (b) Prepare and file with the SEC such pre-effective
and post-effective amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to cause the Registration Statement to become effective, to keep the Registration Statement continuously effective during the Registration Period and not misleading, and as may otherwise be required or applicable under, and to comply with the provisions of, the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the Registration Period.

                           (c) Furnish to the Investor such number of copies of
a prospectus, including a preliminary prospectus, and each amendment or supplement thereto, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best efforts to register and qualify the
securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be necessary to permit the sale of the Registrable Securities.

                           (e) Notify promptly the Investor (and in the case of
(i)(A) in no event less than two business days prior to such filing) and (if requested) confirm such notice in writing, (i)(A) when a prospectus or any prospectus supplement or post-effective amendment is proposed to be filed, and
(B) with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus or for additional information,
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the


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qualification or exemption from qualification of any of the Registrable
Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (f) Use its reasonable best efforts to avoid the
issuance of, or, if issued, obtain the withdrawal of, any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

                           (g) If requested by the Investor, (i) promptly
incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests should be included therein regarding Investor or the plan of distribution of the Registrable Securities, and (ii) make all required filings of the prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of such matters to be incorporated in such prospectus supplement or post-effective amendment: PROVIDED, HOWEVER, that the Company shall not be required to take any action pursuant to this Section 2.1(g) that would, in the opinion of outside counsel for the Company, violate applicable law.

                           (h) Upon the occurrence of any event contemplated by
Section 2.1(e)(v), as promptly as practicable, prepare a supplement or amendment, including a post-effective amendment, to each Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (i) Use its reasonable best efforts to cause all
Registrable Securities relating to such Registration Statement to be listed on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed.

                  2.2 SELLER INFORMATION. The Company may require Investor as to which any registration is being effected to furnish to the Company such information regarding Investor, such Investor's Registrable Securities and Investor's intended method of disposition as the Company may from time to time reasonably request; PROVIDED that such information shall be used only in connection with such registration.

                           If the Registration Statement refers to Investor,
then Investor shall promptly (i) notify the Company and its counsel of the existence of any fact of which Investor becomes aware and the happening of any event which relates to Investor or the distribution of the securities owned by Investor which results in the Registration Statement containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or the Prospectus included in such Registration Statement


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containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) provide to the Company such information which relates to Investor or the distribution of the securities owned by Investor as shall be necessary to enable the Company to prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other documents required so that such Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.3 NOTICE TO DISCONTINUE. Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(e)(ii) through (v), Investor shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.1(h) and, if so directed by the Company, Investor shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in Investor's possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

                  2.4 EXPENSES OF REGISTRATION. Except only as specifically provided herein, all expenses incident to the performance under or compliance with this Registration Rights Agreement by the Company shall be borne by the Company, regardless of whether the Registration Statement becomes effective, including, without limitation, (i) all registration and filing fees and expenses (including filings made with the National Association of Securities Dealers ("NASD"), if applicable); (ii) fees and expenses (including fees and expenses of counsel for the Company) of compliance with federal securities and state Blue Sky or other securities laws; (iii) expenses of printing, messenger and delivery services, duplication, word processing and telephone incurred by the Company (but not by Investor); (iv) fees and disbursements of counsel for the Company;
(v) all application and filing fees in connection with listing Common Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance). The Company will, in any event, bear its own internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. Investor shall bear its own legal fees and expenses and any underwriting fees or brokerage commissions incident to their disposition of the Registered Securities.

                  2.5      INDEMNIFICATION.

                           (a) INDEMNIFICATION BY COMPANY. To the extent
permitted by law, the Company will indemnify and hold harmless Investor, the partners, officers and directors of Investor and each person, if any, who controls Investor within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company:
(i) any untrue statement or alleged untrue statement of a material fact contained in the


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Registration Statement or any amendments or supplements thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (including any preliminary, final or summary prospectus, amendment or supplement thereto) included in such Registration Statement or any omission or alleged omission to state a material fact required to be stated therein or necessary to make any statement therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; PROVIDED, HOWEVER, that the Company will not be liable for indemnification in any such case to the extent that any losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact so made in reliance upon and in conformity with information furnished to the Company by or on behalf of Investor. The Company will pay to Investor, partner, officer, director or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action if it is finally judicially determined (which determination is not subject to appeal) that there was such a violation.

                           (b) INDEMNIFICATION BY INVESTOR. To the extent
permitted by law, Investor will, if Registrable Securities held by Investor are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers, agents and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, agent or controlling person may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of Investor under an instrument executed by Investor and stated to be specifically for use in connection with such registration; and Investor will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, agent, controlling person or other person in connection with investigating or defending any such loss, claim, damage, liability or action if it is finally judicially determined (which determination is not subject to appeal) that there was such a Violation; PROVIDED, HOWEVER, that in no event shall any indemnity under this Section 2.5(b) exceed the dollar amount of proceeds from the offering received by Investor.

                           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly
after receipt by an indemnified party under this Section 2.5 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable judgment of such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume


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the defense of such claim on behalf of such indemnified party; PROVIDED,
HOWEVER, that the indemnified party shall be entitled to select only one counsel at the expense of the indemnifying party and such counsel shall be reasonably acceptable to the indemnifying party). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if it is finally determined in a court of competent jurisdiction (which determination is not subject to appeal) that such failure is materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.5. No indemnifying party shall be liable for any settlement of any claim or action effected without its written consent.

                           (d) CONTRIBUTION. If the indemnification provided for
in this Section 2.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by Investor hereunder exceed the dollar amount of proceeds from the offering received by Investor.

                           (e) SURVIVAL; SETTLEMENT. The obligations of the
Company and Investor under this Section 2.5 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Registration Rights Agreement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         3. RULE 144. The Company covenants that it will file the reports require to be filed by it (if so required) under the Securities Act and the Exchange Act and the Rules and Regulations adopted by the SEC thereunder in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of Investor, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. The Company further covenants that it will take such further action as Investor may reasonably request, all to the extent required from time to time to enable Investor to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. Upon the request of Investor, the Company will deliver to Investor a written statement as to whether it has complied with such information requirements.

         4.       MISCELLANEOUS.

                  4.1 GOVERNING LAW. This Registration Rights Agreement shall be governed by and construed under the laws of the State of Delaware.


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                  4.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by Investor and the closing of the transactions contemplated hereby.

                  4.3 ENTIRE AGREEMENT. This Registration Rights Agreement, including any exhibits hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  4.4 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  4.5 AMENDMENT AND WAIVER. The provisions of this Registration Rights Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Investor.

                  4.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Investor, upon any breach, default or noncompliance of the Company under this Registration Rights Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Investor's part of any breach, default or noncompliance under the Agreement or any waiver on Investor's part of any provisions or conditions of this Registration Rights Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Registration Rights Agreement, by law, or otherwise afforded to Investor, shall be cumulative and not alternative.

                  4.7 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) upon receipt when sent by first-class registered or certified mail, return receipt requested, postage prepaid, or (d) upon receipt after deposit with a nationally recognized overnight express courier, postage prepaid, specifying next day delivery with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth below or at such other address as such party may designate by ten (10) days advance written notice to the Company. All communications shall be addressed as follows:


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                           (a)      if to the Company, to:

                                    Dr. Joseph Rubinfeld
                                    President & CEO
                                    SuperGen, Inc.
                                    Two Annabel Lane
                                    San Ramon,  CA   94583
                                    Telephone: 925-327-0200
                                    Facsimile: 925-327-7347

                                    and to:

                                    John Roos, Esq.
                                    Wilson Sonsini Goodrich & Rosati,
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto,  CA  94304-1050
                                    Telephone: 650-493-9300
                                    Facsimile: 650-493-6811


                           (b) if to the Investor, at the address as set forth on the Execution Page of this Registration Rights Agreement.

                  4.8 ATTORNEYS' FEES. In the event that any dispute among the parties to this Registration Rights Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Registration Rights Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  4.9 TITLES AND SUBTITLES. The titles of the sections and subsections of this Registration Rights Agreement are for convenience of reference only and are not to be considered in construing this Registration Rights Agreement.

                  4.10 COUNTERPARTS. This Registration Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.



                                      SUPERGEN, INC.
                                      A Delaware corporation



                                      By: /s/ Joseph Rubinfeld
                                          --------------------
                                      Name: Joseph Rubinfeld, Ph.D.
                                            -----------------------
                                      Title: President & Chief Executive Officer
                                             -----------------------------------


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                  By signing below, the undersigned agrees to the terms of the
SUPRGEN, INC. Registration Rights Agreement.




                   INVESTOR:




                   By: /s/ Alan P. Timmins
                       -------------------
                   Name: Alan P. Timmins

                   Title: Chief Operating Officer & Chief Financial Officer

                   Address: One SW Columbia, Suite 1105 Portland, OR 97258

                   Facsimile: (503) 227-0751


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